UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2024

EVe Mobility Acquisition Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41167	98-1595236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, DE	19807
(Address of principal executive offices)	(Zip Code)

(302) 273-0014
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title for each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	EVE.U	NYSE American LLC
Class A ordinary shares, par value $0.0001 per share	EVE	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	EVE WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03 to the extent required.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 5.07 is incorporated by reference in this item to the extent required.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Extraordinary General Meeting

On June 10, 2023, EVe Mobility Acquisition Corp., a Cayman Islands exempted company (the “Company” or “EVe”), held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”), at which holders of 14,527,768 ordinary shares, comprised of EVe’s Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”), and EVe’s Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares” and, together with the Class A Ordinary Shares, the “Ordinary Shares”), were present in person or by proxy, representing approximately 93.1% of the voting power of the 15,603,171 issued and outstanding Ordinary Shares of EVe, comprised of 15,603,171 Class A Ordinary Shares and no Class B Ordinary Shares, entitled to vote at the Extraordinary General Meeting at the close of business on April 29, 2024, which was the record date (the “Record Date”) for the Extraordinary General Meeting. EVe’s shareholders of record as of the close of business on the Record Date are referred to herein as “Shareholders.” In connection with the vote to approve the proposals set forth below, the holders of 5,249,318 Class A Ordinary Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.99 per share, for an aggregate of approximately $57,690,004.82 in connection with the proposals set forth below. After the satisfaction of such redemptions, the balance in EVe’s trust account will be approximately $9,964,133.94. The Company has instructed Continental Stock Transfer & Trust Company to honor redemption reversal requests for up to 14 days after the Extraordinary General Meeting. A summary of the voting results at the Extraordinary General Meeting for each proposal is set forth below.

Proposal 1

The Shareholders approved, by special resolution, the proposal to amend EVe’s Amended and Restated Memorandum and Articles of Association (the “Charter”) pursuant to an amendment to the Charter in the from set forth in Part 1 of Annex A of the definitive proxy statement, filed by EVe on May 16, 2024 (the “Proxy Statement”), to extend the date by which EVe must (1) consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination (an “initial business combination”) or (2)(i) cease its operations except for the purpose of winding up if it fails to complete such initial business combination and (ii) redeem all of the Class A Ordinary Shares included as part of the units sold in EVe’s initial public offering that was consummated on December 17, 2021 (the “IPO”), from June 17, 2024 to December 17, 2024 (the “Extended Date” and, such extension, the “Initial Extension”) and allow the board of directors of EVe (the “Board”), without another shareholder vote, to elect to further extend the date to consummate an initial business combination after the Extended Date up to six times, by an additional month each time, upon two days’ advance notice prior to the applicable deadline, up to June 17, 2025 (the “Additional Extension Date” and, each additional extension, an “Additional Monthly Extension” and, such proposal, the “Extension Proposal”). The voting results for the Extension Proposal were as follows:

For		Against		Abstain		Broker Non-Votes
13,683,349	87.7%	844,317	5.4%	102	0.00%	N/A	N/A

Proposal 2

The proposal to adjourn the Extraordinary General Meeting to a later date or dates, if necessary or convenient, to permit further solicitation and vote of proxies in the event that there were insufficient votes for, or otherwise in connection with, the approval of the Extension Proposal was not presented at the Extraordinary General Meeting, as each of the Extension Proposal received a sufficient number of votes for approval.

On June 14, 2024, EVe filed with the Cayman Islands Register of Companies a notice of the special resolutions amending the Charter. Under Cayman Islands law, the amendments to the Charter took effect upon approval of the Extension Proposal.

Item 8.01 Other Events.

As previously announced, on June 14, 2024, in connection with the Extraordinary General Meeting, certain unaffiliated third-party investors of EVe (the “EVe Investors”) entered into non-redemption agreements (the “Non-Redemption Agreements”) with EVe.

Pursuant to the Non-Redemption Agreements, the EVe Investors agreed not to redeem, or reverse and revoke any prior redemption election with respect to certain of their Class A Ordinary Shares (the “Non-Redeemed Shares”). The Non-Redemption Agreements with the EVe Investors are with respect to an aggregate of 96,342 Class A Ordinary Shares. Pursuant to the Non-Redemption Agreements, the Sponsor has agreed to transfer to the EVe Investors, contemporaneously with the closing of the Company’s initial business combination, for every 300,000 Non-Redeemed Shares, 70,000 Class B Ordinary Shares held by certain shareholders of the Company (“Insiders”) for the first nine months of the extension period and then 8,000 additional Class B Ordinary Shares for each subsequent month needed during the extension period (or up to an aggregate of 94,000 Class B Ordinary Shares for twelve months), provided that such shareholders do not exercise their redemption rights with respect to the Non-Redeemed Shares in connection with the Meeting and the extension is approved and effectuated. The Non-Redemption Agreements, if entered into, will increase the amount of funds that remain in the Company’s trust account established in connection with Company’s initial public offering following the Meeting.

The foregoing description of the Non-Redemption Agreements is subject to and qualified in its entirety by reference to the full text of the Form of Non-Redemption Agreement, a copy of which is included as Exhibit 10.1 hereto, and the terms of which are incorporated by reference.

Important Information and Where to Find It

The Company has filed the Proxy Statement with the U.S. Securities and Exchange Commissions (the “SEC”). The Company has mailed the Proxy Statement to its shareholders of record as of April 29, 2024 in connection with the Extension Proposal. Investors and shareholders are advised to read the Proxy Statement and any amendments thereto, because these documents will contain important information about the Extension Proposal and The Company. Shareholders will also be able to obtain copies of the Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: EVe Mobility Acquisition Corp, 4001 Kennett Pike, Suite 302, Wilmington DE 19807.

Participants in the Solicitation

The Company and its directors and executive officers may be considered participants in the solicitation of proxies of the Company’s shareholders in connection with the Extension Proposal. Investors and shareholders may obtain more detailed information regarding the names and interests of the Company’s directors and officers in the Company and the Extension Proposal in the Company’s Annual Report on Form 10-K filed with the SEC on April 14, 2023, Quarterly Report on Form 10-Q filed with the SEC on November 20, 2023 and in the other reports the Company has filed with the SEC, including the Proxy Statement. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of any business combination. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target”, “may”, “intend”, “predict”, “should”, “would”, “predict”, “potential”, “seem”, “future”, “outlook” or other similar expressions (or negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the Company’s ability to enter into a definitive agreement with respect to a proposed business combination within the time provided in the Company’s amended and restated memorandum and articles of association; the ability of the Company to obtain the financing necessary to consummate a potential business combination; the failure to realize the anticipated benefits of a proposed business combination, including as a result of a delay in consummating a proposed business combination; the risk that approval of the Company’s shareholders for the Extension Proposal is not obtained; the level of redemptions made by the Company’s shareholders in connection with the Extension Proposal and a proposed business combination and its impact on the amount of funds available in the Trust Account to complete an initial business combination; the ability of the Company and the Sponsor, to enter into non-redemption agreements; and those factors discussed in the Company’s Annual Report on Form 10-K filed with the SEC on April 14, 2023, Quarterly Report on Form 10-Q filed with the SEC on November 20, 2023 and in the other reports the Company has filed with the SEC, including the Proxy Statement. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Second Amendment to the Amended and Restated Memorandum and Articles of Association of EVe.
10.1	Form of Non-Redemption Agreement (incorporated by reference to Exhibit 10.1 to EVe’s Current Report on Form 8-K filed May 29, 2024).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2024

EVe Mobility Acquisition Corp

By:	/s/ Khairul Azmi Bin Ismaon
Name:	Khairul Azmi Bin Ismaon
Title:	Chief Executive Officer

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